Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:   Ashley B. Bloom
           Capitol First Corporation
           (561) 417-7115


    Capitol First Files Preliminary Proxy for Special Meeting of Shareholders
      Company Proposes Going Private Transaction by Means of a 1-for-2,000
                                 Reverse Split

Boca Raton, Florida - January 27, 2005 - Capitol First Corporation (OTC Bulletin
Board: CFRC), ("Capitol"), today reported it has filed a Preliminary Proxy Statement with the Securities and Exchange Commission in connection with a planned request for proxies in lieu of attendance at a proposed Special Meeting of stockholders. Capitol's stockholders will be asked to consider and act upon a going private transaction by means of a reverse stock split of the Company's common stock, at a ratio of one for 2,000. In connection with the reverse stock split, Capitol proposes to pay to all holders of its common stock that would otherwise receive fractional shares after giving effect to the reverse stock split, in lieu of issuing fractional shares to such stockholders, cash in the amount of $0.18 per pre-split share. No date has yet been determined for the Special Meeting of Stockholders.

As stated in the preliminary proxy, Capitol's Board of Directors has determined that the costs of being a public company currently outweigh the benefits of being a public company and, thus, that it is no longer in Capitol's best interests or the best interests of its stockholders, creditors or other stakeholders to remain a public company. The purpose of the proposed transaction is to effect a going private transaction by reducing the number of its stockholders of record to fewer than 300 and thereafter terminating the registration of Capitol's common stock under the Securities Exchange Act of 1934, as amended, thereby suspending its obligations as a public company under the United States securities laws, and terminating the listing of our common stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board. The Company anticipates that less than 1% of the outstanding shares will be eliminated through cash payments for fractional shares to bring the number of stockholders to less than 300 shareholders. Capitol intends to continue its operations as a non-reporting private company.

About Capitol First
-------------------

Capitol First Corporation is a real estate development and finance company that along with its wholly owned subsidiaries, currently has residential and commercial land holdings in the master planned community of Maumelle, Arkansas, residential homesites in Lehigh Acres, Florida; equity interests in properties located in Lake Toxaway, North Carolina and Lighthouse Point, Florida, as well as participation in the funding of numerous development/construction loans. The Company is currently seeking to further expand its transaction base, focusing primarily on real estate, collateralized financial lending and related business opportunities in high-growth markets.

         This press release is only a description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock. The Company has filed a preliminary proxy statement and Schedule 13E-3 with the SEC describing the transaction. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when the documents are available because the documents will contain important information about the special meeting and the proposed transaction, including information about the

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persons soliciting proxies, their interests in the transaction, and related matters. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC's web site at www.sec.gov. The Company will also mail a copy of the definitive proxy statement prior to the special meeting to its stockholders entitled to vote at the special meeting.

         This press release contains forward-looking statements, which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.


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